Exhibit 3

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of March 5, 2015 (as may be amended from time to time, this “Agreement”), is by and among Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership (“Buyer”) and each party executing a Seller Signature Page to Stock Purchase Agreement (each a “Seller”).

Section. 1                                           Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall purchase from each Seller, and each Seller shall sell to Buyer free and clear of all liens, claims and encumbrances, the number of shares of Laredo Petroleum Inc. Common Stock set forth on such Seller’s signature page (the “Subject Shares”), at a price per share equal to:  (i) $11.05 per to share, minus (ii) dividends, if any, paid with respect to such share from and including the date of this Agreement, through and including the Closing Date.

Section. 2                                           Closing.  The purchase and sale of the Subject Shares (the “Closing”) shall occur on the third business day following the date on which Buyer obtains approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) for the acquisition of the Subject Shares (“HSR Approval”), or on such other date as Buyer and Sellers shall agree (the date of the Closing being the “Closing Date”).  At the Closing, each Seller shall deliver (or cause to be delivered) to Buyer the Subject Shares free and clear of all liens, claims and encumbrances, and Buyer shall pay the purchase price by wire transfer of immediately available funds or offset against amounts due from such Seller to Buyer.

Section. 3                                           Regulatory Filings; Further Assurances.  During the period from the date hereof through the Closing, each of the parties hereto shall make all filings required under applicable law in connection with the purchase and sale of the Subject Shares, including filings under the HSR Act.  In addition, each party to this Agreement shall take such further action as is reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement.

Section. 4                                           Termination.  If the Closing has not occurred within three months of the date of this Agreement, Buyer may terminate this Agreement with respect to any Seller by written notice to such Seller, and any Seller may terminate this Agreement with respect to itself by written notice to Buyer.

Section. 5                                           Obligations of Sellers.  The obligations of each Seller hereunder are several and not joint, and no Seller shall be liable for any breach of this Agreement by any other Seller.

Section. 6                                           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

Section. 7                                           Governing Law.  This Agreement, the legal relations among the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

 [Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.

By: Warburg Pincus X, L.P., its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Steven G. Glenn
Name: Steven G. Glenn
Title: Partner

Signature Page to Stock Purchase Agreement

Seller Signature Page to Stock Purchase Agreement

WP ANTERO TOPCO, INC.

By: Warburg Pincus Private Equity X, L.P., its Sole Shareholder
By: Warburg Pincus X, L.P., its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

	By:	/s/ Steven G. Glenn
Name: Steven G. Glenn
Title: Partner

Number of Subject Shares: 6,900,452

Signature Page to Stock Purchase Agreement

Seller Signature Page to Stock Purchase Agreement

WARBURG PINCUS PRIVATE EQUITY (E&P) X-A, L.P.

By: Warburg Pincus (E&P) X, L.P., its General Partner
By: Warburg Pincus (E&P) X LLC, its General Partner
By: Warburg Pincus Partners (E&P) LLC, its Sole Member
By: Warburg Pincus & Company US, LLC, its Managing Member

	By:	/s/ Steven G. Glenn
Name: Steven G. Glenn
Title: Authorized Signatory

Number of Subject Shares: 6,900,452

Signature Page to Stock Purchase Agreement

Seller Signature Page to Stock Purchase Agreement

WARBURG PINCUS PRIVATE EQUITY (E&P) X, INC.

By: Warburg Pincus Private Equity (E&P) X-B, L.P., its Sole Shareholder
By: Warburg Pincus (E&P) X, L.P., its General Partner
By: Warburg Pincus (E&P) X LLC, its General Partner
By: Warburg Pincus Partners (E&P) LLC, its Sole Member
By: Warburg Pincus & Company US, LLC, its Managing Member

	By:	/s/ Steven G. Glenn
Name: Steven G. Glenn
Title: Authorized Signatory

Number of Subject Shares: 4,847,321

Signature Page to Stock Purchase Agreement

Seller Signature Page to Stock Purchase Agreement

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY X, LLC

By: Warburg Pincus (Bermuda) Private Equity X, L.P., its Sole Member
By: Warburg Pincus (Bermuda) X, L.P., its General Partner
By: Warburg Pincus (Bermuda) X, Ltd., its General Partner
By: Warburg Pincus (Bermuda) Private Equity, Ltd., its Sole Shareholder

	By:	/s/ Steven G. Glenn
Name: Steven G. Glenn
Title: Authorised Signatory

Number of Subject Shares: 5,878,873

Signature Page to Stock Purchase Agreement